July 7, 2005

United States Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:

Tournigan Gold Corporation – Form 20-FR

Dear Sirs,

As Canadian Chartered Accountants registered with the Public Company Accounting Oversight Board (United States), we hereby consent to the inclusion or incorporation by reference in this Form 20-FR dated July 7, 2005, of our report dated December 24, 2004 to Stockholders of Tournigan Gold Corporation for the years ended August 31, 2004, 2003 and 2002.

Yours truly,

BEDFORD CURRY & CO.

Chartered Accountants